Exhibit 99.1

1245 “Q” Street Lincoln, NE 68508 Phone: 402-475-2525 Fax: 402-475-9061

Contact:	Kevin R. Karas Chief Financial Officer 402-475-2525

NATIONAL RESEARCH CORPORATION ANNOUNCES

FOURTH QUARTER AND YEAR-END 2018 RESULTS

Voice of Customer Platform Achieves Major Milestone

LINCOLN, Nebraska (February 12, 2019) — National Research Corporation (NASDAQ:NRC) today announced results for the fourth quarter and year end 2018.

Voice of Customer (VoC) Platform solutions reach $75 million

●	VoC Platform contract value growth more than doubles in past 24 months
●	VoC Platform adoption helps double Transparency solution contract value
●	VoC Platform solution contract value now accounts for 57% of the business

Fourth quarter highlights

●	Net New Sales of $7.6 million
●	Net Income increased to $7.8 million

Year-end 2018 highlights

●	Total Contract Value of $131.4 million
●	Net Income increased to $30.0 million

Commenting on the milestone achieved at year-end 2018, Michael D. Hays, chief executive officer of National Research Corporation said, “Over just the past 24 months, the Company has shifted the mix of business among current clients from legacy methods of experience measurement and CAHPS compliance spend to our VoC platform with embedded tools such as Transparency, to drive revenue and customer communities for co-producing care experiences. This higher value strategic offering now accounts for more than half of our business and an unmatched advantage at point of sale.”

The VoC Platform solutions are decreasing variable direct expense and expanding our gross margin. In addition, solution cross-sell and organic contract value growth is accelerating as our customers realize greater value from leveraging multiple VoC Platform solutions to drive customer loyalty for their organizations. Revenue from VoC Platform solutions for the year ended December 31, 2018, grew by 49% over the prior year and accounted for 50% of total revenue in 2018 compared to 34% of total revenue in 2017.

NRC Announces Fourth Quarter 2018 Results

February 12, 2019

Revenue for the fourth quarter ended December 31, 2018, was $30.6 million, compared to $29.9 million for the same quarter in 2017. Net income for the quarter ended December 31, 2018, was $7.8 million, compared to $6.5 million for the quarter ended December 31, 2017. Diluted earnings per share increased to $0.30 for the common stock (formerly Class A) for the quarter ended December 31, 2018, from diluted earnings per share of $0.15 for Class A shares and $0.90 for Class B shares for the quarter ended December 31, 2017. Due to the recapitalization transaction on April 17, 2018, income has been allocated to both classes of shares through April 16 and allocated only to common stock (formerly Class A) after April 16.

Revenue for the year ended December 31, 2018, was $119.7 million, compared to $117.6 million for the same quarter in 2017. Net income for the year ended December 31, 2018, was $30.0 million, compared to $22.9 million for the year ended 2017. Diluted earnings per share increased to $1.04 for the common stock (formerly Class A) and decreased to $1.27 for Class B shares for the year ended December 31, 2018, from diluted earnings per share of $0.52 for Class A shares and $3.18 for Class B shares for the year ended December 31, 2017.

Regarding the Company’s fourth quarter financial performance, Kevin Karas, chief financial officer of National Research Corporation, said, “The record high net new sales reflect the growing adoption of our solutions to build customer loyalty in the healthcare market. Our operating income margin for the quarter increased to 31% of revenue as we continued to successfully leverage our revenue growth.”

A listen-only simulcast of National Research Corporation’s 2018 fourth quarter and year-end conference call will be available online at http://edge.media-server.com/m6/p/uohfqr6w on February 13, 2018, beginning at 11:00 a.m. Eastern time. The online replay will follow approximately one hour later and continue for 30 days.

For more than 37 years, National Research Corporation has been a leading provider of analytics and insights that facilitate measurement and improvement of the patient and employee experience while also increasing patient engagement and customer loyalty for healthcare providers, payers and other healthcare organizations in the United States and Canada. The Company’s solutions enable its clients to understand the voice of the customer with greater clarity, immediacy and depth

This press release includes “forward-looking” statements related to the Company that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission.

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NRC Announces Fourth Quarter 2018 Results

February 12, 2019

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017

Revenue	$30,639	$29,897	$119,686	$117,559

Operating expenses:
Direct expenses	11,892	12,362	47,577	49,068
Selling, general and administrative	7,885	7,665	31,371	29,686
Depreciation and amortization	1,467	1,209	5,463	4,586
Total operating expenses	21,244	21,236	84,411	83,340

Operating income	9,395	8,661	35,275	34,219

Other income (expense):
Interest income	6	38	62	96
Interest expense	(522)	(13)	(1,513)	(82)
Other, net	661	(27)	885	50

Total other income (expense)	145	(2)	(566)	64

Income before income taxes	9,540	8,659	34,709	34,283

Provision for income taxes	1,739	2,142	4,662	11,340

Net income	$7,801	$6,517	$30,047	$22,943

Earnings Per Share of Common Stock:
Basic Earnings Per Share:
Class A	$0.32	$0.15	$1.08	$0.54
Class B	$--	$0.93	$1.31	$3.26
Diluted Earnings Per Share:
Class A	$0.30	$0.15	$1.04	$0.52
Class B	$--	$0.90	$1.27	$3.18

Weighted average shares and share equivalents outstanding
Class A - basic	24,684	20,802	23,562	20,770
Class B - basic	--	3,515	3,527	3,514
Class A - diluted	25,534	21,843	24,448	21,627
Class B - diluted	--	3,625	3,628	3,603

NRC Announces Fourth Quarter 2018 Results

February 12, 2019

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except per share amounts and par value)

	Dec. 31,	Dec. 31,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$12,991	$34,733
Accounts receivable, net	11,922	14,806
Income taxes receivable	--	375
Other current assets	3,149	2,345
Total Current Assets	28,062	52,259

Property and equipment, net	14,153	12,359
Goodwill	57,831	58,021
Other, net	7,638	4,677
Total Assets	$107,684	$127,316

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$3,651	$3,546
Deferred revenue	16,244	16,878
Accrued compensation	5,798	6,597
Dividends payable	17,113	4,222
Income taxes payable	288	--
Notes payable	3,667	1,067
Total Current Liabilities	46,761	32,310

Non-Current Liabilities	41,840	4,965

Total Liabilities	88,601	37,275

Shareholders’ Equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Common stock (formerly Class A Common stock), $0.001 par value; authorized 60,000,000 shares, issued 29,917,667 in 2018 and 25,835,230 in 2017, outstanding 24,800,796 in 2018 and 20,936,703 in 2017	30	26
Class B Common stock, $0.001 par value; 4,319,256 issued and 3,535,238 outstanding in 2017	--	4
Additional paid-in capital	157,312	51,025
Retained earnings	(106,339)	77,574
Accumulated other comprehensive loss	(2,916)	(1,635)
Treasury stock	(29,004)	(36,953)
Total Shareholders’ Equity	19,083	90,041
Total Liabilities and Shareholders’ Equity	$107,684	$127,316

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